Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement of IGI, Inc. on Form S-3 of our report, dated March 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of IGI, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.
Philadelphia, PA
May 15, 1997